UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Aditxt, Inc. (the “Company”) previously filed a Current Report on Form 8-K (the “Original Form 8-K”) indicating that on April 26, 2024, the Company received notice from Evofem Biosciences, Inc. (“Evofem”) that Evofem was exercising its right to terminate the Merger Agreement as a result of the Company’s failure to provide the Initial Parent Equity Investment (as defined in the Merger Agreement, as amended). The Company is filing this Amendment to the Original Form 8-K to amend and restate the disclosure provided under Item 1.02 of the Original 8-K and to provide certain additional disclosure regarding the Fourth Amendment (as defined below) which nullified the Termination Notice.

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by Aditxt, Inc. (the “Company”), on December 11, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Adifem, Inc. f/k/a Adicure, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Adifem”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”), pursuant to which, Merger Sub will be merged into and with Evofem (the “Merger”), with Evofem surviving the Merger as a wholly owned subsidiary of the Company.

As previously disclosed in a Current Report on Form 8-K filed by the Company, on April 26, 2024, the Company received notice from Evofem (the “Termination Notice”) that Evofem was exercising its right to terminate the Merger Agreement as a result of the Company’s failure to provide the Initial Parent Equity Investment (as defined in the Merger Agreement, as amended).

On May 2, 2024, the Company, Adifem, Inc. f/k/a Adicure, Inc. and Evofem Biosciences, Inc. (“Evofem”) entered into the Reinstatement and Fourth Amendment to the Merger Agreement (the “Fourth Amendment”) in order to waive and amend, among other things, the several provisions listed below.

Amendments to Article VI: Covenants and Agreement

Article VI of the Merger Agreement is amended to:

●	reinstate the Merger Agreement, as amended by the Fourth Amendment, as if never terminated;

●	reflect the Company’s payment to Evofem, in the amount of $1,000,000 (the “Initial Payment”), via wire initiated by May 2, 2024;

●	delete Section 6.3, which effectively eliminates the “no shop” provision, and the several defined terms used therein;

●	add a new defined term “Company Change of Recommendation;” and

●	revise section 6.10 of the Merger Agreement such that, after the Initial Payment, and upon the closing of each subsequent capital raise by the Company (each a “Parent Subsequent Capital Raise”), the Company shall purchase that number of shares of Evofem’s Series F-1 Preferred Stock, par value $0.0001 per share (the “Series F-1 Preferred Stock”), equal to forty percent (40%) of the gross proceeds of such Parent Subsequent Capital Raise divided by 1,000, up to a maximum aggregate amount of $2,500,000 or 2,500 shares of Series F-1 Preferred Stock. A maximum of $1,500,000 shall be raised prior to June 17, 2024 and $1,000,000 prior to July 1, 2024 (the “Parent Capital Raise”).

Amendments to Article VIII: Termination

Article VIII of the Merger Agreement is amended to:

●	extend the date after which either party may terminate from May 8, 2024 to July 15, 2024;

●	revise Section 8.1(d) in its entirety to allow Company to terminate at any time after there has been a Company Change of Recommendation, provided that Aditxt must receive ten day written notice and have the opportunity to negotiate a competing offer in good faith; and

●	amend and restate Section 8.1(f) in its entirety, granting the Company the right to terminate the agreement if (a) the full $1,000,000 Initial Payment required by the Fourth Amendment has not been paid in full by May 3, 2024 (b) $1,500,000 of the Parent Capital Raise Amount has not been paid to the Company by June 17, 2024, (c) $1,000,000 of the Parent Capital Raise Amount has not been paid to the Company by July 1, 2024, or (d) Aditxt does not pay any portion of the Parent Equity Investment within five calendar days after each closing of a Parent Subsequent Capital Raise.

The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the full text of Fourth Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein, and to the full text of Merger Agreement, a copy of which was filed as Exhibit 2.1 to that Current Report on Form 8-K dated as of December 11, 2023.

Item 1.02 Termination of a Material Definitive Agreement.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Termination Notice is incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
2.1	Reinstatement and Fourth Amendment to the Merger Agreement dated May 2, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2024

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer